EXHIBIT 10.19


                        SEPARATION AND RELEASE AGREEMENT


         This Separation Agreement ("Agreement") is entered into by and between Norman A. Cocke ("Cocke") and Chronimed, Inc. ("Chronimed").

         WHEREAS, Cocke is a Chronimed employee who is hereby separating from employment with Chronimed; and

         WHEREAS, Cocke and Chronimed desire to fully and finally settle all issues, differences and actual and potential claims between them, including, but in no way limited to, any claim that might arise out of Cocke's employment with Chronimed or his separation therefrom;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, Cocke and Chronimed agree as follows:

         1. Cocke represents, understands and agrees that his employment with Chronimed is hereby terminated, with his last day of employment with Chronimed to be March 15, 1999.

         2. Chronimed agrees to provide Cocke the following payments and benefits:

         a) Chronimed will make payments and provide benefits to Cocke in accordance with the March 1, 1999 Memorandum from Shawn Featherston to Norm Cocke, attached hereto and made a part hereof.

         b) Cocke agrees that he is not entitled to all of the payments and benefits outlined in this paragraph 2 as a result of his employment with Chronimed, but that the payments and benefits are being provided as consideration for his acceptance and execution of this Agreement.

         3. As an essential inducement to Chronimed to enter into this Agreement, and as consideration for the foregoing promises of Chronimed, Cocke hereby releases and discharges Chronimed, its officers, employees, agents, assigns, insurers, representatives, counsel, administrators, successors, shareholders, and/or directors from all liability for damages or claims of any kind and agrees not to institute any claim for damages or otherwise, by charge or otherwise, nor authorize any other party, governmental or otherwise, to institute any claim via administrative or legal proceedings against Chronimed or any claims including, but not limited to, any claims arising under or based upon the Minnesota Human Rights Act, Minn. Stat. Sections 363.01 et seq.; Title VII of the Civil Rights Act, 42 U.S.C. Sections 2000e et seq.; the Age Discrimination in Employment Act,


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29 U.S.C. Sections 621 et seq.; the Americans With Disabilities Act, 42 U.S.C.
Sections 12101 et seq.; the Employee Retirement Income Security Act, 29 U.S.C. 1001, et seq.; the Consolidated Omnibus Budget Reconciliation Act, 29 U.S.C. 1181, et seq.; and any contract, quasi contract, or tort claims, whether developed or undeveloped, arising from or related to Cocke's employment with Chronimed, and / or the cessation of Cocke's employment with Chronimed. Chronimed and Cocke agree that, by signing this Agreement, Cocke does not waive any claims with respect to Chronimed's performance of its obligations under this Agreement, nor does he waive any claims with respect to his continued participation in Chronimed's employee benefits plans and programs in which he is eligible to participate, including Chronimed's stock option plan, or any claims with respect to his rights to indemnification and/or advancement of expenses as specified in Section 12 below.

         4. As an essential inducement to Cocke to enter into this Agreement, and as consideration for the foregoing promises of Cocke, Chronimed hereby releases and discharges Cocke from all liability for damages or claims of any kind and agrees not to institute any claim for damages or otherwise, by charge or otherwise, nor authorize any other party, governmental or otherwise, to institute any claim via administrative or legal proceedings against Cocke, or any claims arising under any contract, quasi contract, or tort claims, whether developed or undeveloped, arising from or related to Cocke's employment with Chronimed, and / or the cessation of Cocke's employment with Chronimed. Chronimed and Cocke agree that, by signing this Agreement, Chronimed does not waive any claims with respect to Cocke's performance of his obligations under this Agreement.

         5. Cocke is hereby informed of his right to rescind this Agreement as far as it extends to potential claims under Minn. Stat. Section 363.01 et seq. by written notice to Chronimed within fifteen (15) calendar days following his execution of this Agreement. To be effective, such written notice must either be delivered by hand or sent by certified mail, return receipt requested, addressed to: Mr. Maurice R. Taylor II, Chronimed Inc., 10900 Red Circle Drive, Minnetonka, Minnesota, 55343, delivered or postmarked within such fifteen (15) day period. Cocke understands that Chronimed will have no obligations under this Agreement in the event such notice is timely delivered and any payments made as of that date by Chronimed, pursuant to Section 2 above, shall be immediately repaid by Cocke to Chronimed.

         6. Cocke is hereby informed of his right to revoke this Agreement as far as it extends to potential claims under the Age Discrimination in Employment Act, 29 U.S.C. Sections 621 et seq. by informing Chronimed of his intent to revoke this Agreement within seven (7) calendar days following his execution of this Agreement. This revocation must be in writing, must specifically revoke this Agreement, and must be received by Chronimed prior to the 8th day following the execution of this Agreement. Cocke understands that Chronimed will have no obligations under this Agreement in the event


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such notice is timely delivered and any payments made as of that date by
Chronimed, pursuant to Section 2 above, shall be immediately repaid by Cocke to Chronimed.

         7. Cocke is also hereby informed that the terms of this Agreement shall be open for acceptance by him for a period of twenty-one (21) days during which time he may consider whether to accept or revoke this Agreement. To the extent Cocke has taken less than 21 days to consider this Agreement, Cocke acknowledges that he has had sufficient time to consider the Agreement and to consult with counsel and that he does not desire additional time. In the event Cocke fails to execute and return this Agreement to Chronimed within 21 days following the date of execution by Chronimed, Cocke understands and agrees that the terms of this Agreement will be void and unenforceable against either party.

         8. The terms of this Agreement shall remain strictly confidential between the parties hereto, and shall not be disclosed to third persons except
(i) to Cocke's wife, (ii) to Cocke's tax advisors and/or financial planners,
(iii) the parties' respective financial institutions, which will similarly be bound by the obligation of confidentiality created herein, or (iv) as may be required by law.

         9. Cocke agrees that on or before March 15, 1999, he will return to Chronimed any property of Chronimed in his possession or control.

         10. Cocke agrees that he will make no statements, whether written or oral, which are adverse to the best interests or are intended or likely to cause disparagement of Chronimed, its subsidiaries, divisions, business, directors, officers, employees, agents, or representatives. Chronimed agrees that it will make no statements, whether written or oral, which are adverse to the best interests or are intended or likely to cause disparagement of Cocke. Nothing in this paragraph will be interpreted or construed to prevent or preclude Cocke or Chronimed from giving testimony in response to questions asked pursuant to a legally enforceable subpoena, deposition notice, or other legal process, during any legal proceedings or arbitrations involving Cocke, Chronimed, or any of Chronimed's affiliates or divisions or its or their directors, officers, employees, or agents.

         11. This Agreement shall not in any way be construed as an admission by Chronimed that it has acted wrongfully with respect to Cocke or any other person, or that Cocke has any rights whatsoever against Chronimed. Chronimed specifically disclaims any liability to, or wrongful acts against, Cocke or any other person, on the part of itself, its directors, its officers, its employees, its representatives or its agents.

         12. Notwithstanding Cocke's departure from employment with Chronimed, with respect to events that occurred during his tenure as an employee or officer of Chronimed, Cocke will be entitled, as a former employee or officer of Chronimed, to the same rights that are afforded to other former employees and officers of Chronimed, now or in the future, to indemnification and advancement of expenses as provided in the charter


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documents of Chronimed and under applicable law, and to indemnification and a legal defense to the extent provided by any applicable general liability and/or director's and officers' liability insurance policies maintained by Chronimed. Cocke acknowledges that his entitlement to indemnification and advancement of expenses as provided in the charter documents of Chronimed and under applicable law is contingent on the fact that, with respect to matters as to which Cocke seeks indemnification or advancement of expenses as an employee or officer of Chronimed, he acted in good faith, had no reasonable cause to believe that his conduct was unlawful, and reasonably believed that his conduct was in and not opposed to the best interests of Chronimed. The parties intend that the terms used in the preceding sentence will have the same meaning as the same terms used in Section 302A.521 of the Minnesota Statutes.

         13. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. Cocke hereby affirms that his rights to payments or benefits from Chronimed are specified exclusively and completely in this Agreement. Any modification of, or addition to, this Agreement must by in writing, signed by Chronimed and Cocke.

         14. This Agreement is personal to Cocke and may not be assigned by Cocke without the written agreement of Chronimed. This Agreement will be binding upon Chronimed's successors and assigns, including without limitation, a purchaser of substantially all of the business assets of Chronimed.

         15. This Agreement constitutes a contract enforceable against either party and shall be construed and enforced in accordance with the laws of the State of Minnesota. Nothing contained in this Agreement is intended to violate any applicable law. If any part of this Agreement is construed to be in violation of a state and / or federal law, then that part shall be null and void, but the balance of the provisions of this Agreement shall remain in full force and effect.

         16. Cocke hereby affirms and acknowledges that he has read the foregoing Agreement and that he has been advised to consult with an attorney prior to signing this Agreement. Cocke agrees that the provisions set forth in this Agreement are written in language understandable to him and further affirms that he understands the meaning of the terms of this Agreement and their effect. Cocke represents that he enters into this Agreement freely and voluntarily.

         IN WITNESS WHEREOF, the parties have executed this Agreement by their signatures below.



Dated:
      ------------------------             -------------------------------------
                                           Norman A. Cocke


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Subscribed and sworn to before me
this ____ day of ______________, 1999.


- --------------------------------------
            Notary Public




Dated:                                     CHRONIMED INC.
      ------------------------
                                           By
                                             -----------------------------------

                                           Its
                                              ----------------------------------

Subscribed and sworn to before me
this ____ day of ______________, 1999.


- --------------------------------------
            Notary Public


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